UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2020 (May 27, 2020)

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2020, the stockholders of The Wendy’s Company (the “Company”) approved the Company’s 2020 Omnibus Award Plan (the “2020 Omnibus Award Plan”), which previously had been adopted by the Company’s Board of Directors on April 1, 2020, subject to and effective upon stockholder approval. A description of the 2020 Omnibus Award Plan was included in the Company’s definitive proxy statement on Schedule 14A for the 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 9, 2020 (the “2020 Proxy Statement”) under the caption “Proposal 2 – Approval of the Adoption of the Company’s 2020 Omnibus Award Plan,” which description is incorporated herein by reference. The description of the 2020 Omnibus Award Plan contained in the 2020 Proxy Statement is qualified in its entirety by reference to the complete text of the 2020 Omnibus Award Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company has adopted new forms of award agreements to be used for awards issued under the 2020 Omnibus Award Plan. These forms of award agreements are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 27, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the 11 director nominees; (ii) approved the adoption of the Company’s 2020 Omnibus Award Plan; (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020; and (iv) approved an advisory resolution to approve executive compensation. The voting results for each proposal are set forth below. The proposals are further described in the 2020 Proxy Statement.

The proposal to elect each of the 11 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved. Each nominee received the affirmative vote of a majority of the votes cast with respect to such nominee’s respective election. Voting results for the nominees were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nelson Peltz	145,261,788	17,980,597	253,323	34,399,172
Peter W. May	161,051,362	2,196,754	247,592	34,399,172
Kristin A. Dolan	141,411,978	21,852,962	230,768	34,399,172
Kenneth W. Gilbert	162,656,109	536,923	302,676	34,399,172
Dennis M. Kass	162,004,973	1,244,295	246,440	34,399,172
Joseph A. Levato	160,475,117	2,731,418	289,173	34,399,172
Michelle J. Mathews-Spradlin	162,033,475	1,177,159	285,074	34,399,172
Matthew H. Peltz	161,096,257	2,059,530	339,921	34,399,172
Todd A. Penegor	162,431,077	798,810	265,821	34,399,172
Peter H. Rothschild	160,563,819	2,630,665	301,224	34,399,172
Arthur B. Winkleblack	161,851,664	1,355,034	289,010	34,399,172

The proposal to approve the adoption of the Company’s 2020 Omnibus Award Plan was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows: (i) 146,232,543 votes for; (ii) 16,635,741 votes against; (iii) 627,424 abstentions; and (iv) 34,399,172 broker non-votes.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows: (i) 195,091,009 votes for; (ii) 2,409,340 votes against; and (iii) 394,531 abstentions.

The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows: (i) 156,785,786 votes for; (ii) 5,511,995 votes against; (iii) 1,197,927 abstentions; and (iv) 34,399,172 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	The Wendy’s Company 2020 Omnibus Award Plan.* **

10.2	Form of Nonqualified Stock Option Award Agreement under The Wendy’s Company 2020 Omnibus Award Plan.* **

10.3	Form of Restricted Stock Unit Award Agreement under The Wendy’s Company 2020 Restricted Stock Unit Award Agreement (Cliff Vesting).* **

10.4	Form of Restricted Stock Unit Award Agreement under The Wendy’s Company 2020 Restricted Stock Unit Award Agreement (Ratable Vesting).* **

10.5	Form of Non-Employee Director Restricted Stock Award Agreement under The Wendy’s Company 2020 Omnibus Award Plan.* **

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*        Filed herewith.

**	Identifies a management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wendy’s Company

Date: May 28, 2020	By:	/s/ Michael G. Berner
Michael G. Berner
Associate General Counsel – Corporate and
Securities, and Assistant Secretary

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